EXHIBIT 99.1

Spirit Airlines Reports Third Quarter 2018 Results

MIRAMAR, Fla., October 24, 2018 - Spirit Airlines, Inc. (NYSE: SAVE) today reported third quarter 2018 financial results.

•	GAAP net income for the third quarter 2018 was $97.5 million ($1.42 per diluted share), or $100.5 million ($1.47 per diluted share)[1] excluding special items.

•	GAAP operating margin for the third quarter 2018 was 16.0 percent, or 16.1 percent excluding special items[1].

•	Spirit ended the third quarter 2018 with unrestricted cash, cash equivalents, and short-term investments of $875.9 million.

“As our third quarter results show, we are beginning to realize the benefits of the investments we’ve made to improve our business. Our passenger revenue initiatives are allowing us to better optimize yields throughout the booking curve, our ancillary revenue initiatives continue to drive improved results, and we are consistently delivering operational reliability.  In fact, year-to-date, we are among the top airlines for on-time performance as measured by the D.O.T.,” said Robert Fornaro, Spirit’s Chief Executive Officer.  “In addition, over the last three years we have diversified our network, increased density in several key markets to allow for increased connectivity, and culled many of our underperforming routes.  We are just beginning to reap the benefit of all these changes and are excited about the potential to leverage them further.”

“Consistently delivering operational reliability is just the beginning in our quest to improve the overall guest experience.  We’ve invested in Spirit Signature Service training for our flight attendants, airport personnel, and other team members, we’ve made enhancements at our airports to lessen queue times, we’ve broadened and diversified our network, and we are adding guest amenities such as the option for inflight Wi-Fi.  These, and more, are part of our Invest in the Guest pledge.  Improving our Guests’ experience, together with our initiatives to drive revenue and our continued determination to maintain our industry-leading low-cost structure, positions us well to deliver strong returns for our shareholders," said Ted Christie, Spirit's President.

Revenue Performance
For the third quarter 2018, Spirit's total operating revenue was $904.3 million, an increase of 31.6 percent compared to the third quarter 2017, driven by a 24.6 percent increase in passenger segments and a 3.0 percent increase in operating yields.

Total operating revenue per available seat mile ("TRASM") for the third quarter 2018 increased 5.5 percent compared to the same period last year. During the third quarter 2018, the Company's results benefited from its strategic network re-orientation, improved yield management processes, non-ticket revenue initiatives, and a strong operating environment.

On a per passenger flight segment basis, total revenue for the third quarter 2018 increased 5.6 percent year over year to $115.11 with fare revenue per passenger flight segment increasing 7.6 percent to $60.67 and non-ticket revenue per passenger flight segment increasing 3.5 percent to $54.442.

Cost Performance
For the third quarter 2018, total GAAP operating expenses, increased 30.1 percent year over year to $759.2 million. Adjusted operating expenses for the third quarter 2018 increased 32.0 percent year over year to $758.8 million3. These changes were primarily driven by increases in flight volume, fuel rates, and salaries, wages and benefits.

Aircraft fuel expense increased in the third quarter 2018 by 63.5 percent year over year, largely due to a 34.9 percent increase in the cost of fuel per gallon. Economic fuel cost per gallon in the third quarter 2018 was $2.36 compared to $1.75 for the same period last year.

Spirit reported third quarter 2018 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.22 cents3, a decrease of 3.7 percent compared to the same period last year, primarily driven by lower aircraft rent per ASM and better operational performance, partially offset by higher salaries, wages and benefits per ASM.

“Network optimization and improved yield management combined with the team's continued focus to drive ex-fuel costs down, produced an operating margin excluding special items for the third quarter 2018 of 16.1 percent, about flat year over year, despite a significant increase in the cost of fuel and higher pilot rates in connection with our new pilot agreement approved in the first quarter 2018,” said Ted Christie, Spirit's President.

Fleet
Spirit took delivery of two new A320ceo aircraft during the third quarter 2018, ending the quarter with 121 aircraft in its fleet.

New Routes
Asheville - Tampa (09/06/2018)
Houston - San Salvador, El Salvador (09/06/2018)
Newark - Atlanta (09/06/2018)
Greensboro - Tampa (09/06/2018)
Greensboro - Fort Lauderdale (09/06/2018)
Asheville - Fort Lauderdale (09/07/2018)
Asheville - Orlando (09/07/2018)
Houston - Guatemala City, Guatemala (09/07/2018)
Greensboro - Orlando (09/07/2018)

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, October 25, 2018, at 9:30 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky while providing an exceptional Guest experience.  We are the leader in providing customizable travel options starting with an unbundled fare.  This allows every Guest to pay only for the options they choose - like bags, seat assignments, and refreshments - something we call Á La Smarte.  We make it possible for our Guests to venture further, travel more often, and discover more than ever before.  Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S.  We operate more than 500 daily flights to 69 destinations in the U.S., Latin America, and the Caribbean, and are dedicated to giving back and improving the communities we serve.  Come save with us at www.spirit.com.  At Spirit Airlines, we go.  We go for you.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(2)	See "Calculation of Total Non-ticket Revenue per Passenger Segment" table below for more details.
(3) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2018	2017	Change	2018	2017	Change
Operating revenues:
Passenger	$887,956	$669,072	32.7	$2,413,447	$1,922,239	25.6
Other	16,374	18,155	(9.8)	46,792	55,130	(15.1)
Total operating revenues	904,330	687,227	31.6	2,460,239	1,977,369	24.4

Operating expenses:
Aircraft fuel	258,818	158,300	63.5	709,644	440,376	61.1
Salaries, wages and benefits	185,043	134,114	38.0	527,895	391,144	35.0
Aircraft rent	42,682	53,396	(20.1)	134,618	163,032	(17.4)
Landing fees and other rents	54,542	48,498	12.5	162,774	134,538	21.0
Depreciation and amortization	43,773	36,840	18.8	128,764	103,680	24.2
Maintenance, materials and repairs	37,778	26,176	44.3	99,141	81,473	21.7
Distribution	37,868	29,695	27.5	103,496	85,302	21.3
Special charges (credits)	(686)	7,853	nm	88,656	12,629	nm
Loss on disposal of assets	1,069	516	nm	6,561	3,114	nm
Other operating	98,318	87,965	11.8	283,841	268,553	5.7
Total operating expenses	759,205	583,353	30.1	2,245,390	1,683,841	33.3

Operating income	145,125	103,874	39.7	214,849	293,528	(26.8)

Other (income) expense:
Interest expense	21,925	15,018	46.0	60,272	41,237	46.2
Capitalized interest	(2,657)	(3,203)	(17.0)	(7,205)	(10,125)	(28.8)
Interest income	(4,776)	(2,605)	83.3	(13,272)	(5,746)	131.0
Other expense	302	114	nm	623	221	nm
Special charges, non-operating	1,744	—	nm	90,357	—	nm
Total other (income) expense	16,538	9,324	77.4	130,775	25,587	411.1

Income before income taxes	128,587	94,550	36.0	84,074	267,941	(68.6)
Provision for income taxes	31,107	34,506	(9.9)	20,262	99,395	(79.6)

Net income	$97,480	$60,044	62.3	$63,812	$168,546	(62.1)
Basic earnings per share	$1.43	$0.87	64.4	$0.94	$2.43	(61.3)
Diluted earnings per share	$1.42	$0.86	65.1	$0.93	$2.42	(61.6)

Weighted average shares, basic	68,254	69,370	(1.6)	68,243	69,363	(1.6)
Weighted average shares, diluted	68,503	69,458	(1.4)	68,346	69,537	(1.7)

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$97,480	$60,044	$63,812	$168,546
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of $(5), $7, $21 and ($6)	(7)	13	70	(11)
Interest rate derivative loss reclassified into earnings, net of taxes of $27, $31, $66 and $92	52	53	172	160
Other comprehensive income	$45	$66	$242	$149
Comprehensive income	$97,525	$60,110	$64,054	$168,695

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2018	2017	Change
Available seat miles (ASMs) (thousands)	9,579,448	7,681,312	24.7%
Revenue passenger miles (RPMs) (thousands)	8,241,771	6,452,529	27.7%
Load factor (%)	86.0	84.0	2.0	pts
Passenger flight segments (thousands)	7,856	6,307	24.6%
Block hours	136,723	112,701	21.3%
Departures	50,386	42,599	18.3%
Total operating revenue per ASM (TRASM) (cents)	9.44	8.95	5.5%
Average yield (cents)	10.97	10.65	3.0%
Fare revenue per passenger flight segment ($)	60.67	56.38	7.6%
Non-ticket revenue per passenger flight segment ($)	54.44	52.58	3.5%
Total revenue per passenger flight segment ($)	115.11	108.96	5.6%
CASM (cents)	7.93	7.59	4.5%
Adjusted CASM (cents) (1)	7.92	7.49	5.7%
Adjusted CASM ex-fuel (cents) (2)	5.22	5.42	(3.7)%
Fuel gallons consumed (thousands)	109,515	90,274	21.3%
Average economic fuel cost per gallon ($)	2.36	1.75	34.9%
Aircraft at end of period	121	107	13.1%
Average daily aircraft utilization (hours)	12.4	11.6	6.9%
Average stage length (miles)	1,033	1,006	2.7%

	Nine Months Ended September 30,
Operating Statistics	2018	2017	Change
Available seat miles (ASMs) (thousands)	27,504,053	21,851,789	25.9%
Revenue passenger miles (RPMs) (thousands)	23,016,417	18,285,588	25.9%
Load factor (%)	83.7	83.7	—
Passenger flight segments (thousands)	21,947	18,083	21.4%
Block hours	396,034	326,033	21.5%
Departures	144,772	123,492	17.2%
Total operating revenue per ASM (TRASM) (cents)	8.95	9.05	(1.1)%
Average yield (cents)	10.69	10.81	(1.1)%
Fare revenue per passenger flight segment ($)	57.36	56.74	1.1%
Non-ticket revenue per passenger flight segment ($)	54.74	52.61	4.0%
Total revenue per passenger flight segment ($)	112.10	109.35	2.5%
CASM (cents)	8.16	7.71	5.8%
Adjusted CASM (cents) (1)	7.82	7.63	2.5%
Adjusted CASM ex-fuel (cents) (2)	5.24	5.62	(6.8)%
Fuel gallons consumed (thousands)	310,661	254,871	21.9%
Average economic fuel cost per gallon ($)	2.28	1.73	31.8%
Average daily aircraft utilization (hours)	12.3	11.7	5.1%
Average stage length (miles)	1,037	991	4.6%

(1)	Excludes operating special items.

(2)	Excludes economic fuel expense and operating special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Calculation of Total Non-Ticket Revenue per Passenger Segment
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per segment data)	2018	2017	2018	2017
Operating revenues
Fare	$476,660	$355,593	$1,258,904	$1,026,071
Non-fare	411,296	313,479	1,154,543	896,168
Total passenger revenues	887,956	669,072	2,413,447	1,922,239
Other revenues	16,374	18,155	46,792	55,130
Total operating revenues	$904,330	$687,227	$2,460,239	$1,977,369

Non-ticket revenues (1)	$427,670	$331,634	$1,201,335	$951,298

Passenger segments	7,856	6,307	21,947	18,083

Non-ticket revenue per passenger segment ($)	$54.44	$52.58	$54.74	$52.61

(1)	Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2018	2017	2018	2017
Operating special items include the following:
Loss on disposal of assets	1,069	516	6,561	3,114
Operating special charges (credits) (1)	(686)	7,853	88,656	12,629
Total operating special items	$383	$8,369	$95,217	$15,743
Non-operating special items include the following:
Non-operating special charges (2)	1,744	—	90,357	$—
Total non-operating special items	$1,744	$—	$90,357	$—

Total special items	$2,127	$8,369	$185,574	$15,743

(1)
Operating special charges for 2018 include amounts primarily due to a one-time ratification incentive recognized in connection with a new pilot agreement approved in the first quarter 2018.  Operating special charges for 2017 are related to engine and aircraft lease termination costs.

(2)
Non-operating special charges in 2018 are related to the purchase of 14 A319 aircraft, previously operated by the Company under operating leases. Upon execution of the purchase agreement, the lease agreements associated with these aircraft were classified as capital leases on the balance sheet at lower of cost or fair value.  The difference between the resulting capital lease obligation and the purchase price was accreted as interest expense in special charges, non-operating in the statement of operations, through the closing of each individual purchase.  All the transactions were completed prior to June 30, 2018.

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except CASM data in cents)	2018	2017	2018	2017
Total operating expenses, as reported	$759,205	$583,353	$2,245,390	$1,683,841
Less operating special items	383	8,369	95,217	15,743
Adjusted operating expenses, non-GAAP (1)	758,822	574,984	2,150,173	1,668,098
Less: Economic fuel expense	258,818	158,300	709,644	440,376
Adjusted operating expenses excluding fuel, non-GAAP (2)	$500,004	$416,684	$1,440,529	$1,227,722

Available seat miles	9,579,448	7,681,312	27,504,053	21,851,789

CASM (cents)	7.93	7.59	8.16	7.71
Adjusted CASM (cents) (1)	7.92	7.49	7.82	7.63
Adjusted CASM ex-fuel (cents) (2)	5.22	5.42	5.24	5.62

(1)	Excludes operating special items.

(2)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Net income, as reported	$97,480	$60,044	$63,812	$168,546
Add: Provision (benefit) for income taxes	31,107	34,506	20,262	99,395
Income (loss) before income taxes, as reported	128,587	94,550	84,074	267,941
Pre-tax margin	14.2%	13.8%	3.4%	13.6%
Add special items (1)	$2,127	$8,369	$185,574	$15,743
Adjusted income before income taxes, non-GAAP (2)	130,714	102,919	269,648	283,684
Adjusted pre-tax margin, non-GAAP (2)	14.5%	15.0%	11.0%	14.3%
Add: Total other (income) expense (3)	14,794	9,324	40,418	25,587
Adjusted operating income, non-GAAP (4)	145,508	112,243	310,066	309,271
Adjusted operating margin, non-GAAP (4)	16.1%	16.3%	12.6%	15.6%

Provision for income taxes	30,169	37,560	63,426	$105,256
Adjusted net income, non-GAAP (2)	$100,545	$65,359	$206,222	$178,428

Weighted average shares, diluted	68,503	69,458	68,346	69,537

Adjusted net income per share, diluted (2)	$1.47	$0.94	$3.02	$2.57

Total operating revenues	$904,330	$687,227	$2,460,239	$1,977,369

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Excludes non-operating special items.

(4)	Excludes operating special items.

The Company tracks a non-GAAP calculation of Return on Invested Capital ("ROIC"), as a way of measuring our efficiency in delivering returns and in allocating capital. We calculate ROIC as Adjusted Operating Income (non-GAAP), divided by Total Invested Capital (non-GAAP), on a pre-tax and after-tax basis, expressed as a percentage.
Because a substantial portion of our aircraft fleet is held under operating leases, which do not appear on the balance sheet, a GAAP-based calculation of our total capital deployed may be considered understated (which would have the effect of overstating ROIC, if calculated solely using GAAP line items). Accordingly, we adjust our total capital, the denominator of the ROIC measurement, by capitalizing operating leases at a multiple of seven times our aircraft rent expense, a measure used commonly in the airline industry and by analysts.
To calculate Adjusted Operating Income (non-GAAP), we add back aircraft rent to GAAP operating income, consistent with the adjustment to total capital discussed above. In order to remove the effects of non-recurring gains and losses that may affect GAAP operating income, we also exclude special items from Adjusted Operating Income (non-GAAP). We present Adjusted Operating Income (non-GAAP) on a pre-tax basis and present Adjusted Operating Income (non-GAAP) on an after-tax basis, using our year-to-date 2018 non-GAAP effective tax rate.

Calculation of Return on Invested Capital, non-GAAP
(unaudited)

Twelve Months Ended
(in thousands)	September 30, 2018
Operating income, as reported	$306,146
Add operating special items (1)	92,185
Adjustment for aircraft rent	181,523
Adjusted operating income, non-GAAP	579,854
Tax rate, non-GAAP (23.52%) (2)	136,382
Adjusted operating income, after-tax, non-GAAP	$443,472
Invested capital:
Adjusted total debt	$1,921,766
Book equity	1,833,782
Less: Unrestricted cash, cash equivalents & short-term investments	875,911
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,270,661
Total invested capital, non-GAAP	$4,150,298

Return on invested capital (ROIC), pre-tax, non-GAAP	14.0%
Return on invested capital (ROIC), after-tax, non-GAAP	10.7%

(1)	See "Special Items" for more details.

(2)	Due to the significant impact the Tax Cuts and Jobs Act legislation enacted in December 2017 had on corporate tax rate, the Company uses the YTD 2018 Non-GAAP tax rate to calculate ROIC, after-tax.

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